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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-147567 on Form S-1 of our report dated March 31, 2008 relating to the consolidated financial statements of Manas Petroleum Corporation (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the preparation of the consolidated financial statements assuming that Manas Petroleum Corporation will continue as a going concern), appearing in this Registration Statement and to the reference to us under the heading “Experts” in such Registration Statement.

Deloitte AG

/s/ Roland Müller                                                      /s/ Caleb Patterson

Roland Müller                                                           Caleb Patterson

Zurich, Switzerland
July 25, 2008